Exhibit 99.1

Amicus Therapeutics Announces Proposed Offering of Convertible Senior Notes

CRANBURY, NJ, December 14, 2016 — Amicus Therapeutics (Nasdaq: FOLD), a global biotechnology company at the forefront of rare and orphan diseases, announced today that it intends to offer $225,000,000 aggregate principal amount of convertible senior notes due 2023 (the “notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Amicus intends to grant the initial purchasers an option, exercisable for 30 days, to purchase up to an additional $25 million aggregate principal amount of notes on the same terms and conditions, solely to cover over-allotments, if any. The offering is subject to market and other conditions, and there can be no assurance as to whether the offering may be completed, or as to the actual size or terms of the offering.

The notes will be senior unsecured obligations of Amicus with interest payable semi-annually. The notes may be converted at the option of holders, under certain circumstances and during certain periods, into cash, shares of Amicus’ common stock or a combination of cash and shares of Amicus’ common stock (with the form of consideration at Amicus’ election). The interest rate, conversion rate and certain other terms will be determined at the time of the pricing of the offering.

In connection with the pricing of the notes, Amicus expects to enter into privately negotiated capped call transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to existing stockholders and/or offset the potential cash payments Amicus would be required to make in excess of the principal amount of the notes upon their conversion, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, Amicus expects that the option counterparties and/or their respective affiliates will enter into various derivative transactions with respect to Amicus’ common stock concurrently with or shortly after the pricing of the notes and that the option counterparties (and/or their respective affiliates) may unwind these various derivative transactions and/or purchase shares of Amicus’s common stock in open market transactions shortly following the pricing of the notes. These activities could have the effect of increasing (or reducing the size of any decrease in) the market price of Amicus’s common stock or the notes at that time.  In addition, the option counterparties (and/or their respective affiliates) may modify their hedge positions by entering into or unwinding various derivatives with respect to Amicus’s common stock and/or purchasing or selling Amicus’s common stock or other securities of Amicus in secondary market transactions following the pricing of the notes and prior to the maturity of the notes.  Any of these activities could cause or avoid an increase or a decrease in the market price of Amicus’s common stock or the notes.

Amicus intends to use a portion of the net proceeds from the offering to refinance existing unsecured debt and to fund the cost of the capped call transactions. Amicus expects to use the remaining net proceeds from the offering for general corporate purposes. If the initial purchasers exercise their over-allotment option, Amicus may use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions, and intends to use the remaining net proceeds from the sale of additional notes for general corporate purposes.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  Neither the notes nor any shares of Amicus’s common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, SD-101 for Epidermolysis Bullosa (EB), as well as novel enzyme replacement therapy (ERT) and biologic products for Fabry disease, Pompe disease, and other rare and devastating diseases.

Forward-Looking Statements

This press release includes forward-looking statements regarding Amicus’s financing plans, including statements related to Amicus’s intent to offer, subject to market and other considerations, the notes, Amicus’s intended use of the net proceeds of the offering and the actions of the option counterparties or their affiliates with respect to the capped call transactions.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and Amicus undertakes no obligation to update any forward-looking statement in this press release except as required by law. These forward looking statements are based on estimates and assumptions by Amicus’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. There can be no assurance that Amicus will be able to complete the proposed offering of notes on acceptable terms, or at all. Actual results may differ materially from those anticipated or predicted by Amicus’s forward-looking statements as a result of various important factors, including, but not limited to, the terms of the notes and the offering, the risks and uncertainties related to whether or not Amicus will consummate the offering, and the impact of general economic, industry, market or political conditions. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Senior Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

MWW PR

Sid Dinsay

sdinsay@mww.com

(646) 381-9017

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